Exhibit 4.1

NOBLE HOLDING (U.S.) LLC,

as Successor Issuer,

NOBLE DRILLING SERVICES 6 LLC,

as Co-Issuer,

NOBLE DRILLING HOLDING LLC,

as Co-Issuer,

NOBLE CORPORATION,

as Guarantor,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of January 9, 2017

to

INDENTURE

Dated as of March 1, 1999, as previously amended and supplemented

7.50% SENIOR NOTES DUE 2019

SEVENTH SUPPLEMENTAL INDENTURE dated as of January 9, 2017, among NOBLE HOLDING (U.S.) LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Holding”), NOBLE DRILLING SERVICES 6 LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“NDS6”), NOBLE DRILLING HOLDING LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“Drilling Holding”), and NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (“Noble-Cayman”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, successor in interest to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee (the “Trustee”).

R E C I T A L S:

WHEREAS, Noble Drilling Corporation (“NDC”), previously executed and delivered to the Trustee an indenture dated as of March 1, 1999 (as supplemented by the First Supplemental Indenture thereto dated as of March 16, 1999, the Second Supplemental Indenture thereto dated as of April 30, 2002, the Third Supplemental Indenture thereto dated as of December 20, 2005, the Fourth Supplemental Indenture thereto dated as of September 25, 2009, the Fifth Supplemental Indenture thereto dated as of October 1, 2009 and the Sixth Supplemental Indenture thereto dated as of May 7, 2014, the “Supplemented Indenture”), providing for the issuance by NDC from time to time of its unsecured senior debt securities (the “Securities”), issuable in one or more series;

WHEREAS, Noble Holding (U.S.) Corporation (“NHC”) acquired the properties and assets of NDC substantially as an entirety and, pursuant to the Sixth Supplemental Indenture dated as of May 7, 2014, succeeded to, and was substituted for, NDC under the Supplemented Indenture and NDC was relieved of all covenants and obligations under the Supplemented Indenture and the Securities;

WHEREAS, Drilling Holding and NDS6 are co-issuers (the “Co-Issuers”) of a series of Securities designated “7.50% Senior Notes due 2019” (the “Notes”), and NHC and Noble-Cayman have guaranteed the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Notes;

WHEREAS, as part of an internal reorganization, NHC merged on the date hereof with and into Noble Eagle LLC, a Delaware limited liability company (“Noble Eagle”) pursuant to a Certificate of Merger and Merger Agreement dated as of even date hereof, with Noble Eagle as the surviving entity, which then on the date hereof changed its name to Noble Holding (U.S.) LLC (the “Merger”);

WHEREAS, pursuant to Section 801 of the Supplemented Indenture, Holding, as the successor by merger to NHC, is required to expressly assume, by an indenture supplemental to the Supplemented Indenture, the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, the Securities and the performance of Co-Issuers’ covenants and obligations under the Supplemented Indenture and the Securities;

WHEREAS, Section 802 of the Supplemented Indenture provides that upon any merger of NHC in accordance with Section 801, the successor Person into which NHC is merged shall succeed to, and be substituted for, and may exercise every right and power of, NHC under the Supplemented Indenture with the same effect as if such successor Person had been named as the Company in the Supplemented Indenture, and thereafter, NHC shall be relieved of all covenants and obligations under the Supplemented Indenture and the Securities;

WHEREAS, pursuant to the Merger, Holding has by operation of law assumed NHC’s guarantee of the due and punctual payment of the principal of, premium, if any, interest on, and all other amounts due under, the Notes;

WHEREAS, Section 901 of the Supplemented Indenture provides that, without the consent of any Holders, the Company (as defined in the Supplemented Indenture), when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Supplemented Indenture to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Supplemented Indenture and in the Securities;

WHEREAS, Holding, NDS6, Drilling Holding and Noble-Cayman, pursuant to the foregoing authority, desire to amend and supplement the Supplemented Indenture in certain respects to evidence the succession by merger of Holding to NHC and the assumption by Holding of the covenants and obligations of NHC in the Supplemented Indenture, have requested the Trustee join with them in the execution and delivery of this Seventh Supplemental Indenture, and in accordance with Section 103, Section 801, Section 901, and Section 903 of the Supplemented Indenture, have delivered a Board Resolution authorizing the execution and delivery of this Seventh Supplemental Indenture, and an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Seventh Supplemental Indenture is authorized or permitted by the Supplemented Indenture and that all conditions precedent to the execution and delivery of this Seventh Supplemental Indenture have been complied with, and Holding, NDS6, Drilling Holding and Noble-Cayman, and the Trustee are authorized to execute and deliver this Seventh Supplemental Indenture; and

WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid and legally binding supplemental indenture to the Supplemented Indenture (the Supplemented Indenture, as further supplemented by this Seventh Supplemental Indenture, the “Indenture”) in accordance with the terms thereof have been done and the execution and delivery of this Seventh Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Securities, as follows:

SECTION 1. SUCCESSION IN INTEREST

On the date hereof (a) NHC and Holding consummated the Merger; (b) Holding hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, the Securities and the performance of NHC’s covenants and obligations under the Supplemented Indenture and the Securities; (c) Holding agrees to pay fully and promptly all amounts due to the Trustee and its agents under the Indenture; and (d) Holding will succeed to, be substituted for, and may exercise every right and power of, NHC under the Indenture, with the same effect as if Holding had been named as the “Company” for purposes of the Indenture. After the effectiveness of this Seventh Supplemental Indenture, for the purposes of the Indenture, the term the “Company” shall include Holding, Drilling Holding and NDS6 and shall not include NHC.

SECTION 2. MISCELLANEOUS

Section 2.1 Trust Indenture Act Controls. If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern the Indenture, such provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Seventh Supplemental Indenture, as so modified or excluded, as the case may be.

Section 2.2 Date of Effectiveness. This Seventh Supplemental Indenture shall become a legally effective and binding instrument at and as of the date first set forth above.

Section 2.3 Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Seventh Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. The Supplemented Indenture is hereby incorporated by reference herein and, as further supplemented by this Seventh Supplemental Indenture, is in all respects adopted, ratified and confirmed.

Section 2.4 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes and the guarantees of the Guarantors pursuant to the Supplemented Indenture shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of the Notes, NHC, Holding, NDS6, Drilling Holding, Noble-Cayman or the Trustee, so as to reflect this Seventh Supplemental Indenture. Each Guarantor (including Holding by operation of law as successor by merger to NHC) hereby confirms that its guarantee pursuant to the Supplemented Indenture shall apply to the Notes and the Indenture in accordance with the terms of the Notes and the Indenture.

Section 2.5 Successors. All agreements of Holding, NDS6, Drilling Holding, Noble-Cayman and the Trustee in this Seventh Supplemental Indenture and in the Indenture shall bind their respective successors and assigns, whether or not so expressed.

Section 2.6 Benefits of Seventh Supplemental Indenture. Nothing in this Seventh Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture or the Indenture.

Section 2.7 Separability. In case any provision in this Seventh Supplemental Indenture, or in the Indenture or Supplemented Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.8 Headings. The section headings of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Seventh Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.9 Definitions. Each capitalized term used but not defined in this Seventh Supplemental Indenture shall have the meaning assigned to such term in the Supplemented Indenture.

Section 2.10 Governing Law; Jury Trial Waiver. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF HOLDING, NDS6, DRILLING HOLDING, NOBLE-CAYMAN, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SEVENTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.11 Counterparts. This Seventh Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute the same instrument. The exchange of copies of this Seventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.12 Trustee Not Responsible for Recitals. The recitals herein contained are made by Holding, NDS6, Drilling Holding and Noble-Cayman, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Seventh Supplemental Indenture.

Section 2.13 Electronic Transmissions. Holding, NDS6, Drilling Holding and Noble-Cayman agree that the Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that Holding, NDS6, Drilling Holding and Noble-Cayman shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by Holding, NDS6, Drilling Holding and Noble-Cayman whenever a person is to be added or deleted from the listing. If Holding, NDS6, Drilling Holding and Noble-Cayman elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. Holding, NDS6, Drilling Holding and Noble-Cayman understand and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. Holding, NDS6, Drilling Holding and Noble-Cayman shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that Holding, NDS6, Drilling Holding and Noble-Cayman and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by Holding, NDS6, Drilling Holding and Noble-Cayman. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Holding, NDS6, Drilling Holding and Noble-Cayman agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that they are fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method or methods selected by Holding, NDS6, Drilling Holding and Noble-Cayman; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to them a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services under the Indenture.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first above written.

NOBLE HOLDING (U.S.) LLC,
(“Holding”)

		By:	/s/ Dennis J. Lubojacky
			Name:	Dennis J. Lubojacky
			Title:	President

Attest:	/s/ Sarah M. Rechter
Title: Secretary

NOBLE DRILLING SERVICES 6 LLC
(“NDS6”)

		By:	/s/ Alan R. Hay
			Name:	Alan R. Hay
			Title:	President

Attest:	/s/ David M.J. Dujacquier
Title: Vice President

NOBLE DRILLING HOLDING LLC
(“Drilling Holding”)

		By:	/s/ Alan R. Hay
			Name:	Alan R. Hay
			Title:	Senior Vice President

Attest:	/s/ David M.J. Dujacquier
Title: Vice President

NOBLE CORPORATION
(“Noble-Cayman”)

		By:	/s/ Alan R. Hay
			Name:	Alan R. Hay
			Title:	Vice President

Attest:	/s/ Dennis J. Lubojacky
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

		By:	/s/ Richard Tarnas
			Name:	Richard Tarnas
			Title:	Vice President